Exhibit 10.2

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of April 22, 2009, by and between SILICON VALLEY BANK, a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”), and LTX-CREDENCE CORPORATION (formerly known as LTX Corporation), a Massachusetts corporation with its chief executive office located at 1355 California Circle, Milpitas, California 95035 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 7, 2006, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 7, 2006, between Borrower and Bank, as amended by a First Loan Modification Agreement dated as of February 25, 2009 and a Second Loan Modification Agreement dated as of March 27, 2009 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	The Loan Agreement shall be amended by deleting the following appearing as Section 7.6 thereof (entitled “Distribution; Investments”) in its entirety:

“7.6 Distributions; Investments. (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for (i) repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed Fifty Thousand ($50,000.00) in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, (ii) repurchases, repayments or redemptions of the Convertible Notes (A) at the scheduled maturity thereof or (B) at the option of Borrower prior to the maturity thereof, including pursuant to the Tradewinds Transaction or an Exchange Transaction (each, whether at the scheduled maturity or at the option of the Borrower prior to maturity, a “Permitted Optional Redemption”), provided that (1) immediately prior to and after giving effect to the making of any such Permitted Optional Redemption, no Event of Default has occurred and is continuing and no Designated Event has occurred, and (2) prior to the making of any such Permitted Optional Redemption, Borrower shall have provided Bank at least seven (7) Business Days prior written notice of the proposed Permitted Optional Redemption, which notice shall include evidence satisfactory to Bank that after giving effect to such Permitted Optional Redemption and for the three (3) months following the month in which the Permitted Optional Redemption is to occur, no Event of Default shall occur (provided, however, that with respect to the Tradewinds Transaction and Permitted Optional Redemptions of Convertible Notes at a discount to par value in an amount of up to $500,000 per year, the prior written notice required by this clause (2) may be delivered to Bank at least one (1) Business Day prior to the Tradewinds Transaction or the proposed Permitted Optional Redemption); and (iii) regularly scheduled, non-accelerated payments of non-default interest on the Convertible Notes, as and when due and payable in accordance with the terms of the Convertible Notes and the Indenture (each a “Permitted Interest Payment”), provided that (A) immediately prior to and after giving effect to the making of any such Permitted Interest Payment, no Event of Default has occurred and is continuing and no Designated Event has occurred, and (B) prior to the making of any such Permitted Interest Payment, Borrower shall have provided Bank at least seven (7) Business Days prior written notice of the proposed Permitted Interest Payment, which notice shall include evidence satisfactory to Bank that after giving effect to such Permitted Interest Payment and for the three (3) months following the month in which the Permitted Interest Payment is to occur, no Event of Default shall occur.”

The terms “Permitted Optional Redemption” and “Permitted Interest Payment” shall not include any repurchase, repayment, retirement or redemption of the Convertible Notes or payment of interest in respect of the Convertible Notes (a) upon the acceleration of the Convertible Notes prior to the stated maturity thereof, (b) at any time during which an Event of Default (as defined in the Indenture) has occurred and is continuing or (c) as a result of the occurrence of a Designated Event (as defined in the Indenture). In addition, on and after the 2009 Effective Date, Borrower shall not make any further Investments in its Subsidiaries other than such Investments that are Permitted Investments, which are made in the ordinary course of business, and are consistent with Borrower’s past practices.”

and inserting in lieu thereof the following:

“ 7.6 Distributions; Investments. (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for (i) repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed Fifty Thousand ($50,000.00) in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, (ii) repurchases, repayments or redemptions of the Convertible Notes (A) at the scheduled maturity thereof or (B) at the option of Borrower prior to the maturity thereof (each, whether at the scheduled maturity or at the option of the Borrower prior to maturity, a “Permitted Optional Redemption”), provided that (1) immediately prior to and after giving effect to the making of any such Permitted Optional Redemption, no Event of Default has occurred and is continuing and no Designated Event has occurred, and (2) prior to the making of any such Permitted Optional Redemption, Borrower shall have provided Bank at least seven (7) Business Days prior written notice of the proposed Permitted Optional Redemption, which notice shall include evidence satisfactory to Bank that after giving effect to such Permitted Optional Redemption and for the three (3) months following the month in which the Permitted Optional Redemption is to occur, no Event of Default shall occur (provided, however, that with respect to Permitted Optional Redemptions of Convertible Notes at a discount to par value in an amount of up to $500,000 per year, the prior written notice required by this clause (2) may be delivered to Bank at least one (1) Business Day prior to the proposed Permitted Optional Redemption); and (iii) regularly scheduled, non-accelerated payments of non-default interest on the Convertible Notes, as and when due and payable in accordance with the terms of the Convertible

Notes and the Indenture (each a “Permitted Interest Payment”), provided that (A) immediately prior to and after giving effect to the making of any such Permitted Interest Payment, no Event of Default has occurred and is continuing and no Designated Event has occurred, and (B) prior to the making of any such Permitted Interest Payment, Borrower shall have provided Bank at least seven (7) Business Days prior written notice of the proposed Permitted Interest Payment, which notice shall include evidence satisfactory to Bank that after giving effect to such Permitted Interest Payment and for the three (3) months following the month in which the Permitted Interest Payment is to occur, no Event of Default shall occur.”

The terms “Permitted Optional Redemption” and “Permitted Interest Payment” shall not include any repurchase, repayment, retirement or redemption of the Convertible Notes or payment of interest in respect of the Convertible Notes (a) upon the acceleration of the Convertible Notes prior to the stated maturity thereof, (b) at any time during which an Event of Default (as defined in the Indenture) has occurred and is continuing or (c) as a result of the occurrence of a Designated Event (as defined in the Indenture). In addition, on and after the 2009 Effective Date, Borrower shall not make any further Investments in its Subsidiaries other than such Investments that are Permitted Investments, which are made in the ordinary course of business, and are consistent with Borrower’s past practices.”

B.	The Loan Agreement shall be amended by deleting the following appearing as Section 7.7 thereof (entitled “Subordinated Debt”) in its entirety:

“ 7.7 Subordinated Debt; Convertible Notes. (a) Make or permit any payment on any Subordinated Debt, except interest payments under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt.

(b) Make or permit any payment on the Convertible Notes (other than Permitted Optional Redemptions and Permitted Interest Payments made in accordance with the terms of Section 7.6).

(c) Amend any provision in the Indenture or any other governing documents relating to the Convertible Notes; provided, however, that Borrower may enter into the 2011 Indenture with the prior written consent of Bank (which consent shall be given by Bank provided that the 2011 Indenture is in substantially the form as the Indenture filed by Borrower with the Securities and Exchange Commission on Form T-3 on February 13, 2009), provided that Bank may require, as a condition to the execution and delivery of the 2011 Indenture by Borrower, that Borrower enter into a further amendment of the Existing Loan Documents to provide for the designation of the Obligations as “Senior Debt” and/or “Designated Senior Debt” under the terms of the 2011 Indenture; and, provided further, that Borrower may enter into Exchange Agreements relating the Tradewinds Transaction or one or more Exchange Transactions, in each case with the prior written consent of Bank (which consent shall be given by Bank with respect to the Exchange Agreement for the Tradewinds Transaction provided that such Exchange Agreement is in substantially the form attached hereto as Exhibit D).”

and inserting in lieu thereof the following:

“ 7.7 Subordinated Debt; Convertible Notes. (a) Make or permit any payment on any Subordinated Debt, except interest payments under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt.

(b) Make or permit any payment on the Convertible Notes (other than Permitted Optional Redemptions and Permitted Interest Payments made in accordance with the terms of Section 7.6).

(c) Amend any provision in the Indenture or any other governing documents relating to the Convertible Notes.”

C.	The Loan Agreement shall be amended by deleting in its entirety the following definition appearing in Section 13.1 thereof:

“ “2011 Indenture” means the Indenture in the form attached hereto as Exhibit E, dated as of March 27, 2009, by and between Borrower and The Bank of New York Mellon Trust Company, N.A., relating to Borrower’s 3.5% Convertible Senior Subordinated Notes due 2011.”

and inserting in lieu thereof the following:

“ “2011 Indenture” means, individually and collectively, (a) the Indenture attached hereto as Exhibit E-1, dated as of March 27, 2009, by and between Borrower and The Bank of New York Mellon Trust Company, N.A., relating to Borrower’s 3.5% Convertible Senior Subordinated Notes due 2011 and (b) the Indenture substantially in the form attached hereto as Exhibit E-2, to be entered into by and between Borrower and The Bank of New York Mellon Trust Company, N.A. on or about May 26, 2009, relating to Borrower’s 3.5% Convertible Senior Subordinated Notes due 2011.”

D.	The Loan Agreement shall be amended by deleting in its entirety the following definition appearing in Section 13.1 thereof:

“ “Convertible Notes” are (i) prior to the occurrence of the Tradewinds Transaction, Borrower’s 3.50% Convertible Senior Subordinated Notes due 2010 in the maximum principal amount of $50,543,000.00 and (ii) after the occurrence of the Tradewinds Transaction, collectively, (A) Borrower’s 3.50% Convertible Senior Subordinated Notes due 2010 in the maximum principal amount of approximately $17,418,000 and (B) Borrower’s 3.50% Convertible Senior Subordinated Notes due 2011 in the maximum principal amount of approximately $27,000.00 .”

and inserting in lieu thereof the following:

“ “Convertible Notes” are a combined maximum aggregate principal amount of up to $43,337,000 of (i) Borrower’s 3.50% Convertible Senior Subordinated Notes due 2010 and (ii) Borrower’s 3.50% Convertible Senior Subordinated Notes due 2011.”

E.	The Loan Agreement shall be amended by deleting in its entirety the following definition appearing in Section 13.1 thereof:

“ “Indenture” means (i) prior to the occurrence of the Tradewinds Transaction, the 2010 Indenture, and (ii) after the occurrence of the Tradewinds Transaction, individually and collectively, (A) the 2010 Indenture, and (B) the 2011 Indenture.”

and inserting in lieu thereof the following:

“ “Indenture” means, individually and collectively, (A) the 2010 Indenture, and (B) the 2011 Indenture.”

F.	The Loan Agreement shall be amended by deleting in its entirety the following definition appearing in Section 13.1 thereof:

“ “Permitted Redemption” is defined in Section 7.6.”

and inserting in lieu thereof the following:

“ “Permitted Optional Redemption” is defined in Section 7.6.”

G.	The Loan Agreement shall be amended by deleting in their entirety the following definitions appearing in Section 13.1 thereof:

“ “Exchange Transaction” is a transaction whereby Borrower causes an exchange of Borrower’s Convertible Notes due 2010 by the holders thereof for a like principal amount of Borrower’s Convertible Notes due 2011, provided Borrower pays no other consideration to the holders in consideration for such exchange without the prior written consent of Bank.”

“ “Tradewinds Transaction” is the transaction whereby Borrower will (ii) cause the exchange of approximately $27,000,000 principal amount of Borrower’s Convertible Notes due 2010 by the holders thereof for a like principal amount of Borrower’s Convertible Notes due 2011 pursuant to the terms of the Exchange Agreement relating thereto and (ii) repurchase from the holders of such exchanged Convertible Notes approximately $6,125,000 principal amount of Borrower’s Convertible Notes due 2010, at a discount to par value pursuant to the terms of the Note Purchase Agreement relating thereto.”

H.	The Loan Agreement shall be amended by deleting in its entirety Exhibit D thereto.

I.	The Loan Agreement shall be amended by deleting in its entirety Exhibit E thereto and adding as new Exhibits D-1 and D-2 thereto the indentures attached hereto as Exhibits A and B, respectively.

4. EXPENSES. Borrower shall reimburse Bank for all reasonable and documented fees and expenses of outside legal counsel paid by Lender in connection with this amendment to the Existing Loan Documents.

5. PERFECTION CERTIFICATE. Borrower has previously delivered to Bank a completed certificate (entitled the “Perfection Certificate”) on or prior to the date of this Loan Modification Agreement. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is true, accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the date of this Loan Modification Agreement to the extent permitted by one or more specific provisions in the Loan Agreement).

6. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including, without limitation, a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only upon the later of (a) such time as it shall have been executed by Borrower and Bank and (b) the execution and delivery of the indenture substantially in the form of Exhibit B hereto by Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

LTX-CREDENCE CORPORATION		SILICON VALLEY BANK

By:	Mark J. Gallenberger	By:	/s/ Larisa B. Chilton
Name:	/s/ Mark J. Gallenberger	Name:	Larisa B. Chilton
Title:	Vice President, Chief Financial Officer and Treasurer	Title:	Vice President